Exhibit 24
POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints John E. McGlade or Paul E. Huck or Stephen J. Jones, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign a Registration Statement for the registration of equity and debt securities of Air Products and Chemicals, Inc., and any and all amendments thereto and renewals or refilings thereof in the future, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario L. Baeza	Director	20 November 2008

Mario L. Baeza

/s/ Willam L. Davis, III	Director	20 November 2008

William L. Davis, III

/s/ Michael J. Donahue	Director	20 November 2008

Michael J. Donahue

/s/ Ursula O. Fairbairn	Director	20 November 2008

Ursula O. Fairbairn

/s/ W. Douglas Ford	Director	20 November 2008

W. Douglas Ford

Signature	Title	Date

/s/ Edward E. Hagenlocker	Director	20 November 2008

Edward E. Hagenlocker

/s/ Evert Henkes	Director	20 November 2008

Evert Henkes

/s/ John E. McGlade	Director and Chairman	20 November 2008

John E. McGlade

/s/ Margaret G. McGlynn	Director	20 November 2008

Margaret G. McGlynn

/s/ Charles H. Noski	Director	20 November 2008

Charles H. Noski

/s/ Lawrence S. Smith	Director	20 November 2008

Lawrence S. Smith

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